Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

280 Park Avenue | 15th Floor West New York, NY 10017 T 646.428.2600 F 646.428.2610 nelsonmullins.com

September 8, 2020

Amalgamated Financial Corp.

275 Seventh Ave.

New York, New York 10001

Re: Registration Statement on Form S-4EF

Ladies and Gentlemen:

We have acted as counsel to Amalgamated Financial Corp., a Delaware public benefit corporation (the “Company”), in connection with certain matters arising under Delaware law relating to the Registration Statement on Form S-4EF (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 34,339,325 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued in connection with the Plan of Acquisition between the Company and Amalgamated Bank, a New York state-chartered bank and trust company (the “Bank”), dated as of September 4, 2020 (the “Acquisition Agreement”), pursuant to which the Bank will become a subsidiary of the Company. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the proxy statement of the Bank and the prospectus of the Company contained therein, (ii) the Acquisition Agreement, (iii) the Certificate of Incorporation of the Company attached as Annex C to the proxy statement/prospectus contained in the Registration Statement, (iv) the Bylaws of the Company attached as Annex D to the proxy statement/prospectus contained in the Registration Statement, (v) resolutions adopted by the Company’s board of directors, and (vi) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Acquisition Agreement by the parties thereto, upon representations of officers of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

Amalgamated Financial Corp.

Furthermore, in rendering this opinion, we have assumed that the Company and the Bank will each comply with their respective covenants set forth in the Acquisition Agreement, the valid receipt of the Bank stockholder vote required under the New York Banking Law to approve the Acquisition Agreement, and the satisfaction of all closing conditions in the Acquisition Agreement. We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that, when the Registration Statement has become effective under the Act and the Shares have been duly issued and delivered as provided in the Acquisition Agreement, as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Constitution of Delaware and reported judicial decisions interpreting those laws). We express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state, including the securities laws of the State of Delaware.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP